Exhibit 99.01

September 5, 2014

To Foster Wheeler Employees:

I am writing to you today to provide another update on our pending combination with AMEC.

Good progress has been made in further defining the operating model to reflect not only the future structure of the business but also our operations and execution approach. The four business units remain as originally proposed in June:

  Americas
  Northern Europe & CIS
  AMEA (Africa, Middle East, Asia) & Southern Europe
  GPG (will continue to pursue/manage its current business)

As previously indicated, Strategy and Business Development will have a prominent role in the new operating model and will be accountable for developing the corporate strategy, building market intelligence, driving functional excellence across the function, managing global key accounts and working with regional business development teams to make sure the new company is market-focused. The fundamental AMEC and Foster Wheeler business process can be summarized as identification, acquisition, project delivery and assurance of work. We want to adopt a global mind-set across this process and win work in a different way. The new company’s operating model is intended to drive a common approach to this critical process across all of its operations worldwide, driven by a strong business development function.

The new company’s global execution model will drive work-sharing and collaboration to best utilize the resources, expertise and knowledge within the combined organization. This approach will allow customers to access global differentiating resources as well as capabilities/expertise that will be driven by Centers of Expertise. This approach continues to build on the global work-sharing model we implemented as part of the 2013 re-organization of E&C and we will now have the benefit of a significantly larger resource pool and skills base with wider geographical coverage after the deal closes.

The operating model work stream team will continue to work on defining the organization two levels further down to ensure everyone is clear on their reporting lines on Day 1.

Good progress has been made by those involved from both Foster Wheeler and AMEC on the operating model, the integration planning and other important areas for the new company. I thank all involved for their ongoing efforts and dedication.

I will continue to provide you with regular updates during this exciting time for Foster Wheeler.

Sincerely,

J Kent Masters

Chief Executive Officer

Foster Wheeler AG communication materials may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in the Form 10-K for the year ended December 31, 2013, filed with the SEC on February 27, 2014, and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: the timing and success of the proposed offer and acquisition of the Company by AMEC, the risk that the Company’s business will be adversely impacted during the pending proposed offer and acquisition of the Company by AMEC, benefits, effects or results of the Company’s redomestication to Switzerland, deterioration in global economic conditions, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, the changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to the Company’s global operations, currency fluctuations, war, terrorist attacks and/or natural disasters affecting facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of the Company’s patents and other intellectual property rights, increasing global competition, compliance with its debt covenants, recoverability of claims against the Company’s customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with or furnished to the SEC.

Important information

The offer has not commenced. At the time the offer is commenced, AMEC will file a registration statement on Form F-4 and a Tender Offer statement on Schedule TO and the Company will file a Recommendation Statement on Schedule 14D-9 with respect to the offer. These documents will contain important information about the offer that should be read carefully before any decision is made with respect to the offer. These materials will be made available to the shareholders of the Company at no expense to them. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov, after they have been filed. Any materials filed with the SEC may also be obtained without charge at the Company's website, www.fwc.com.

This announcement is for informational purposes only and does not constitute or form part of an offer to sell or the solicitation of an offer to buy or subscribe to any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This announcement is not an offer of securities for sale into the United States. No offering of securities shall be made in the United States except pursuant to registration under the US Securities Act of 1933, or an exemption therefrom.